EXHIBIT 10.19
DEX ONE CORPORATION
Non-Employee Director Compensation Program
(Approved February 22, 2010; retroactively effective to January 29, 2010)
Board Member Compensation:
►	$125,000 annually ($50,000 cash plus $75,000 stock) (For 2010, payable on March 1, 2010; for 2011 and subsequent years, payable immediately following election of directors at annual stockholders meeting)
Lead Director and Committee Chair Compensation (all amounts payable in cash quarterly):
►	Lead Director: $75,000 annually

►	Chair of Audit and Finance Committee: $25,000 annually

►	Chair of Compensation and Benefits Committee: $15,000 annually

►	Chair of Corporate Governance Committee: $15,000 annually
Additional Compensation (all amounts payable in cash quarterly):
►	Meeting Fees: $2,000 per board meeting attended and $2,000 per committee meeting attended (for committee members attending their own committee meetings only)

►	Additionally, board members will be reimbursed for reasonable costs and expenses associated with attendance at Board and Board committee meetings and other Dex One business